Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended May 31, 2012 (the “Form N-CSR”) of Stone Harbor Investment Funds (the “Company”).

I, Peter J. Wilby, the President and Principal Executive Officer of the Company, certify that:

(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 8, 2012

By:	/s/ Peter J. Wilby
Peter J. Wilby (Principal Executive Officer)
President

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended May 31, 2012 (the “Form N-CSR”) of Stone Harbor Investment Funds (the “Company”).

I, James J. Dooley, the Treasurer, Chief Financial Officer and Principal Financial Officer of the Company, certify that:

(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 8, 2012

By:	/s/ James J. Dooley
James J. Dooley (Principal Financial Officer)
Treasurer, Chief Financial Officer